EXHIBIT 10.5

Fee Settlement Agreement

Recitals

AGREEMENT entered into this 25th day of May, 2012, by and between Seafarer Exploration Corp (the "Company"), and ClearTrust, LLC ("Transfer Agent").

WHEREAS, the Transfer Agent has incurred various reimbursable expenses resulting directly from acting as transfer agent for the Company, and the Company is obligated to reimburse the Transfer Agent for said expenses.

NOW, THEREFORE, the Company and Transfer Agent hereby agree to settle the amount owed to the Transfer Agent with shares of restricted stock. The parties hereto agree as follows:

1.       Legal Expenses Owed

The transfer agent has incurred reimbursable expenses and invoiced the Company as detailed in the table below:

Date of Invoice to Company	Invoice Number	Amount	Reason for Invoice
11/15/11	895	$5627.00	Legal expenses related to "Eldred vs. Seafarer" case
01/06/12	1006	$11,508.28	Legal expenses related to "Eldred vs. Seafarer" case
03/01/12	1109	$1,370.56	Legal expenses related to -Eldred vs. Seafarer" case
04/11/12	1257	$754.75	Legal expenses related to -Eldred vs. Seafarer" case
	TOTAL	$19,260.59

2.       Issuance of Stock
The Company shall reimburse the Transfer Agent cashless with a non-refundable payment of 6,641,583 shares of restricted common stock of the Company. The Transfer Agent may sell the shares in the public marketplace in reliance on Rule 144 or negotiate the sale of the shares in a privately negotiated transaction. Regardless the manner of sale, the Transfer Agent must apply all proceeds gained by the sale of the shares to the open invoices listed in the table above.

Should the Transfer Agent realize less proceeds than the total due in the table above, the Transfer Agent may request up to 4,000,000 additional shares of common stock or a cash payment to cover the difference in the amount owed.

3.       Severability
In the event that any one or more provisions herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

4.       Miscellaneous
This Agreement (i) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all prior understandings and agreements as to such subject matter; (ii) may be amended or modified only by a writing executed by the party against whom enforcement is sought; (iii) shall inure to the benefit of and be binding upon the respective heirs, administrators, personal representatives, successors and assigns of the parties hereto; and (iv) shall be governed by and construed in accordance with the laws of Florida.

IN WITNESS WHEREOF, the parties hereto have executed this Fee Settlement Agreement as of the date and year first above written.

CLEARTRUST, LLC:

/s/ Kara Kennedy

Kara Kennedy, Director

SEAFARER EXPLORATION CORP.

/s/ Kyle Kennedy

Kyle Kennedy, Director

Issuance Resolution

Seafarer Exploration Corp

(Issuer's Name)

14497 N. Dale Mabry Ste 209N

(Issuers Address)

813 448 3577

 (Phone #)

(E-Mail Address)

In lieu of a meeting of the board of directors, it was

RESOLVED, that the Officers of this Corporation are authorized and instructed to increase the current issued and outstanding shares of our  Commonstock by 6,641,583 shares.

RESOLVED FURTHER. that the Officers of this Corporation authorize and instruct ClearTrust. LLC, a Florida limited liability company, sole stock transfer agent for this issue, to issue shares to the following shareholder(s) effective May 25, 2012on the books of the company.

Shareholder's Full Name	Shareholder's Full Address	SSN or Tax ID#	# of Shares	Restricted or Free Trading*	Aquisition Value**
ClearTrust, LLC	on file		6,641,583	Restricted	19,260.59
				Restricted
				Restricted
*A legal opinion and other supporting documentation may be required.
**This value represents the cost basis of the securities and will be reported to the IRS and to applicable taxpayers via Form 1099-B. If stock is being issued to a tax-exempt recipient. or it is restricted stock payable to an employee. you may leave this field blank

These shares are being issued for the following purpose:
Services Rendered

RESOLVED FURTHER, that the Officers of this Corporation authorizes and instructs ClearTrust, LLC to deliver the above shares as instructed below:

Recipient Name	ClearTrust, LLC	Address
Phone		Address
Delivery Method	Hand Pick-up	City, State, Zip
	If courier delivery. please provide	Please Select

I, the undersigned, officer of the above named company. do hereby certify that this is a true copy of a resolution, set forth and adopted on the below date and that the said resolution has not been in any way rescinded. annulled. or revoked but the same is still in full force and effect

/s/ Kyle Kennedy	May 25, 2012
Officer's Signatures	Dated

Kyle Kennedy	Chairman of the Board/CEO
Officer's Printed Name	Officer's Title

Please submit to ClearTrust using one method below (CHECK ONE):
☐	Email to inbox@cleartrusttransfer.com
☐	Fax (813)388-4549
☐	FedEx	☐	UPS
☐	Reg. Mail	☐	Hand Delivery